STATE OF WYOMING
Office of the Secretary of State

I, EDWARD A. BUCHANAN, Secretary of State of the State of Wyoming, do hereby certify that

KENIL WORTH SYSTEMS CORPORATION

an entity originally organized under the laws of New York on April 25, 1968, did on May 27, 2021 apply for a Certificate of Registration and filed Articles of Continuance in the office of the Secretary of State of State of Wyoming.

I further certify that **KENIL WORTH SYSTEMS CORPORATION** renounced its jurisdiction of formation and is now formed under the laws of the State of Wyoming in accordance with Wyoming statutes.

I have affixed hereto the Great Seal of the State of Wyoming and duly executed this official certificate at Cheyenne, Wyoming on this **27th** day of **May, 2021**.


GREAT SEAL OF THE STATE OF WYOMING

Filed Date: 05/27/2021

Edward A. Buchanan

Secretary of State

By: Bailey Johnson

WY Secretary of State
FILED: 05/27/2021 01:00 PM
ID: 2021-001008355

APPLICATION FOR PROFIT CC
ARTICLES OF CONTINUANCE
OF
KENILWORTH SYSTEMS CORPORATION

Pursuant to W.S. 17-16-1810 of the Wyoming Business Corporation Act, the undersigned hereby submits the following Articles of Continuance.

FIRST The name of the corporation is KENILWORTH SYSTEMS CORPORATION

SECOND The laws in which it was incorporated under: New York

THIRD The date of its incorporation is: April 25th, 1968

FOURTH The Corporation is to have perpetual existence.

FIFTH The mailing address where correspondence and annual reports can be sent
1712 Pioneer Ave Ste 500, Cheyenne, WY 82001

SIXTH The address of its principal office is:
1712 Pioneer Ave Ste 500, Cheyenne, WY 82001

SEVENTH The registered agent for this corporation shall be:
Capital Administrations, LLC
The address of said agent, and, the registered or statutory address of this corporation in the state of Wyoming, shall be:
1712 Pioneer Ave. Suite 115
Cheyenne, WY 82001

EIGHTH The purpose or purposes of the corporation which it proposes to pursue in the transaction of business in this state:

NINTH The names and respective addresses of its officers and directors are:
President: Dan Snyder 1712 Pioneer Ave Ste 500, Cheyenne, WY 82001
Secretary: Peter Zompa 1712 Pioneer Ave Ste 500, Cheyenne, WY 82001
Treasurer: Dan Snyder 1712 Pioneer Ave Ste 500, Cheyenne, WY 82001
Director: Dan Snyder 1712 Pioneer Ave Ste 500, Cheyenne, WY 82001

TENTH The aggregate number of shares or other ownership units which it has the authority to issue, itemized by classes, par value of shares, shares without par value and series, if any, within a class is:
Number of Shares 1,000,000,000
Class Common
Par Value per Share $0.01

Number of Shares 50,000,000
Class Preferred
Par Value per Share $0.01

ELEVENTH The aggregate number of issued shares or other ownership units itemized by classes, par value of shares, shares without par value and series, if any, within a class is:
Number of Shares 9,504,185
Class Common

RECEIVED
MAY 17 2021
WYOMING
SECRETARY OF STATE

Class and/or Series as determined from time to time by the Board of Directors in accordance with WY Stat § 17-16-602.

TWELFTH (A) Any action required or permitted by the Wyoming Business Corporation Act to be taken at a shareholders' meeting may be taken without a meeting, and without priornotice, if consents in writing setting forth the action so taken are signed by the holders of outstanding shares having not less than the minimum number of votes that would be required to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted. The written consentshall bear the date of signature of the shareholder who signs the consent and be delivered to the corporation for inclusion in the minutes or filing with the corporate records.

(B) Written notice received from not less than twenty-five (25) percent of all stockholdersentitled to vote at a special meeting on the specific issues proposed to be considered at such special meeting shall be required to call such special meeting.

(C) A quorum for the conduct of any meeting of stockholders, whether special or annual, shall be one-third (1/3) of all votes entitled to be cast at such meeting; provided, that if any class or series of securities of the Corporation is entitled to vote as a separate votinggroup, then a quorum of class or series shall be one-third of such class or series but only with respect to such matters and issues on which such class or series is entitledto vote as a separate group.

(D) Shares of one class or series (including common shares) of capital stock may be issued as a share dividend in respect of shares of another class or series (includingcommon shares) of capital stock.

THIRTEENTH The Corporation accepts the Constitution of this state in compliance with the requirements of Article 10, Section 5 of the Wyoming Constitution.

Dated this 13th day of May, 2021

Jasmine James, on behalf of Capital Administrations, LLC
Authorized Agent for **KENILWORTH SYSTEMS CORPORATION**

State of Wyoming}
} Ss
County of Laramie}

I, DeAnna Montemayor, Notary Public, do hereby certify that on this 13th day of May, 2021, personally appeared before me Jasmine James,

In witness whereof, I have hereunto set my hand and seal this 13th day of May, 2021.

(Notarial Seal)

Notary

My Commission Expires: April 30, 2022

DeAnna Montemayor - Notary Public
County of Laramie
State of Wyoming
My Commission Expires April 30, 2022

CONSENT TO
APPOINTMENT BY REGISTERED AGENT

I. Capital Administrations, LLC, located at 1712 Pioneer Ave. Ste. 115, Cheyenne, WY, 82001, voluntarily consents to serve as the registered agent for KENILWORTH SYSTEMS CORPORATION, on the date shown below;

II. The undersigned by and on behalf of Capital Administrations, LLC, hereby certify that it is in compliance with the requirements of W.S. 17-28-101 through W.S. 17-28-111.

Dated this 13th day of May, 2021.

Jasmine James

Jasmine James, on behalf of
Capital Administrations, LLC, Registered Agent

RESOLUTION
OF
CONTINUANCE

Kenilworth Systems

We, the undersigned, constituting all of the officers/directors of the above-named Company, do hereby authorize the continuance of the Company into Wyoming.

DATED APRIL 10, 2021

DAN W. SNYDER
Print Name

PRESIDENT, CEO
Print Title

Signature